Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this registration statement of our report dated March 26, 1996, with respect to the financial statements of Advanced Voice Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission, and to all references to our Firm included in this registration statement.

         On July 1, 1996, the firm of Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.



                                                         Moore Stephens, P.C.
                                                         Certified Public
                                                         Accountants

Cranford, New Jersey
December 10, 1996



DS1-309240